Exhibit 10.3.6

Execution Version

FOURTH AMENDMENT TO CREDIT AGREEMENT

This Fourth Amendment to Credit Agreement (this “Amendment”) is made as of March 20, 2014, by and among:

SPORTSMAN’S WAREHOUSE, INC., a Utah corporation (the “Lead Borrower”);

the Persons named on Schedule I hereto (together with the Lead Borrower, individually, a “Borrower”, and collectively, the “Borrowers”);

the Persons named on Schedule II hereto (individually, a “Guarantor”, and collectively, the “Guarantors”, and together with the Borrowers, individually, a “Loan Party”, and collectively, the “Loan Parties”);

the LENDERS party hereto; and

WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent, Collateral Agent, and Swing Line Lender;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

A. Reference is made to a certain Credit Agreement, dated as of May 28, 2010 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among (i) the Lead Borrower, as representative for the Borrowers from time to time party thereto, (ii) the Borrowers from time to time party thereto, (iii) Sportsman’s Warehouse Holdings, Inc., a Delaware corporation (the “Parent”) and the other Guarantors from time to time party thereto, (iv) the Lenders from time to time party thereto, and (v) Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent and Swing Line Lender. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned to such terms in the Credit Agreement.

B. The Loan Parties have advised the Administrative Agent and the Lenders that (i) on March 7, 2014, the Parent filed a Form S-1 Registration Statement with the SEC, pursuant to which the Parent provided notice of its intention to make an initial public offering of shares of Parent’s common stock (such transaction, the “Parent IPO”); and (ii) the Parent intends to use the Net Cash Proceeds from the Parent IPO to repay the principal amount outstanding under the Term Loans, with any remaining proceeds (after payment in full of the Term Loans) to be used for general corporate purposes to the extent permitted by Section 7.11 of the Credit Agreement.

C. The consummation of the Parent IPO would constitute a Prepayment Event and, pursuant to Section 2.05(e) of the Credit Agreement, the Net Cash Proceeds thereof are required to be used to prepay the Loans and Cash Collateralize the L/C Obligations. Accordingly, the Loan Parties have requested that the Administrative Agent and the Lenders agree to amend certain terms of the Credit Agreement to permit the Net Cash Proceeds from the Parent IPO to be used to prepay the Term Loans. The Administrative Agent and the Lenders are willing to do so, in accordance with and subject to the terms and conditions of this Agreement.

WHEREAS, the parties hereto have agreed to amend certain provisions of the Credit Agreement as set forth herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	Defined Terms. Capitalized terms used in this Amendment shall have the respective meanings assigned to such terms in Credit Agreement unless otherwise defined herein.

2.	Amendments to Article I of Credit Agreement. The provisions of Article I of the Credit Agreement are hereby amended as follows:

(a)	By adding the following new definition of “Parent IPO” in its appropriate alphabetical order:

“Parent IPO” means the initial public offering of the Equity Interests of the Parent as described in a Form S-1 Registration Statement filed by the Parent on March 7, 2014 with the SEC.

(b)	By amending and restating clause (c) of the definition of “Prepayment Event” in its entirety as follows:

(c) The issuance by a Loan Party of any Equity Interests, other than any such issuance of Equity Interests (i) to a Loan Party, (ii) as consideration for a Permitted Acquisition, (iii) as a compensatory issuance to any employee, director, or consultant (including under any option plan), or (iv) by the Parent pursuant to the Parent IPO;

3.	Amendment to Article VII of Credit Agreement. The provisions of Article VII of the Credit Agreement are hereby amended by amending and restating clause (e) from Section 7.07 thereof as follows:

(e) (i) so long as the Payment Conditions shall have been satisfied, voluntary prepayments of principal with respect to the Term Loan Obligations, and (ii) to the extent made solely with Net Cash Proceeds from the Parent IPO and so long as no Event of Default then exists or would result therefrom, other voluntary prepayments of principal with respect to the Term Loan Obligations,

4.

Ratification of Loan Documents. Except as otherwise expressly provided herein, all terms and conditions of the Credit Agreement, the Security Agreement, the Facility Guaranty and the other Loan Documents remain in full force and effect. Without limiting the foregoing, the Loan Parties hereby expressly acknowledge and agree that nothing

2

contained herein shall constitute a consent by any of the Credit Parties to any transaction which would constitute an Event of Default under the Credit Agreement. The Loan Parties hereby ratify, confirm, and reaffirm that all representations and warranties of the Loan Parties contained in the Credit Agreement, the Security Agreement and each other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that (x) such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects on and as of such earlier date, or (y) such representations and warranties are subject to “materiality” or “Material Adverse Effect” or similar language, in which case they are true and correct in all respects. The Guarantors hereby acknowledge, confirm and agree that the Guaranteed Obligations of the Guarantors under, and as defined in, the Facility Guaranty include, without limitation, all Obligations of the Loan Parties at any time and from time to time outstanding under the Credit Agreement and the other Loan Documents, as such Obligations have been amended pursuant to this Amendment. The Loan Parties hereby acknowledge, confirm and agree that the Security Documents and any and all Collateral previously pledged to the Collateral Agent, for the benefit of the Credit Parties, pursuant thereto, shall continue to secure all applicable Obligations of the Loan Parties at any time and from time to time outstanding under the Credit Agreement and the other Loan Documents.

5.	Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Administrative Agent:

(a)	The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by each of the parties hereto.

(b)	All action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Amendment and the documents, instruments and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

(c)	The Loan Parties shall have paid in full all reasonable costs and expenses of the Agents (including, without limitation, reasonable attorneys’ fees) in connection with the preparation, negotiation, execution and delivery of this Amendment and related documents.

(d)	No Default or Event of Default shall have occurred and be continuing.

(e)	No “Default” or “Event of Default” (each as defined in the Term Credit Agreement) shall have occurred and be continuing.

3

(f)	The Administrative Agent shall have received such additional documents, instruments, and agreements as any Agent may reasonably request in connection with the transactions contemplated hereby.

6.	Representations and Warranties. To induce the Credit Parties to enter into this Agreement, each Loan Party represents and warrants to the Administrative Agent and the other Credit Parties that:

(a)	The execution, delivery and performance by each Loan Party of this Amendment and the performance of each Loan Party’s obligations hereunder have been duly authorized by all necessary corporate or other organizational action, do not and shall not: (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (x) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (iii) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Collateral Agent under the Security Documents); or (iv) violate any Law.

(b)	This Amendment has been duly executed and delivered by each Loan Party. This Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)	There has been no event or circumstance since February 2, 2013 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(d)	No consents, licenses or approvals are required in connection with the execution, delivery and performance by any Loan Party, and the validity against such Loan Party, of this Amendment or any other Loan Document to which it is a party.

(e)	No Default or Event of Default has occurred and is continuing.

(f)	No “Default” or “Event of Default” (each as defined in the Term Credit Agreement) has occurred and be continuing.

4

7.	Miscellaneous.

(a)	Each of the Loan Parties hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Agents, the other Credit Parties, or their respective parents, affiliates, predecessors, successors, or assigns, or their officers, directors, employees, attorneys, or representatives, with respect to the Obligations, and that if any of the Loan Parties now has, or ever did have, any offsets, defenses, claims, or counterclaims against such Persons, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and each of the Loan Parties hereby RELEASES such Persons from any liability therefor.

(b)	This Amendment may be executed in several counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Amendment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

(c)	This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(d)	If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e)	The Loan Parties represent and warrant that they have consulted with independent legal counsel of their selection in connection with this Amendment and are not relying on any representations or warranties of the Agents or the other Credit Parties or their respective counsel in entering into this Amendment.

(f)	This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

5

IN WITNESS WHEREOF, the parties have hereunto caused this Amendment to be executed and their seals to be hereto affixed as of the date first above written.

SPORTSMAN’S WAREHOUSE, INC., a Utah corporation, as Lead Borrower and as a Borrower

By:	/s/ Kevan Talbot
Name:	Kevan Talbot
Title:	Chief Financial Officer

SPORTSMAN’S WAREHOUSE SOUTHWEST, INC., a California corporation, as a Borrower

By:	/s/ Kevan Talbot
Name:	Kevan Talbot
Title:	Chief Financial Officer

MINNESOTA MERCHANDISING CORP., a Minnesota corporation, as a Borrower

By:	/s/ Kevan Talbot
Name:	Kevan Talbot
Title:	Chief Financial Officer

PACIFIC FLYWAY WHOLESALE, LLC, a Delaware limited liability company, as a Borrower

By:	Sportsman’s Warehouse, Inc., its Sole Member

By:	/s/ Kevan Talbot
Name:	Kevan Talbot
Title:	Chief Financial Officer

Signature Page to Fourth Amendment to Credit Agreement

SPORTSMAN’S WAREHOUSE HOLDINGS, INC., a Delaware corporation, as a Guarantor

By:	/s/ Kevan Talbot
Name:	Kevan Talbot
Title:	Chief Financial Officer

Signature Page to Fourth Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, Lender and Swing Line Lender

By:	/s/ Peter A. Foley
Name:	Peter A. Foley
Title:	Duly Authorized Signatory

Signature Page to Fourth Amendment to Credit Agreement

Schedule I

Borrowers other than the Lead Borrower

Sportsman’s Warehouse Southwest, Inc.

Minnesota Merchandising Corp.

Pacific Flyway Wholesale, LLC

Schedule II

Guarantors

Sportsman’s Warehouse Holdings, Inc.